Exhibit 10.2

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Agreement”), dated as of this ____ day of __________, 2011, by and among Yang Yong Shan, a resident of the People’s Republic of China (the “Pledgor”), Emerald Dairy Inc., a Nevada corporation (the “Company”), Legend Merchant Group, Inc., a _______________, as Pledge Agent (the “Pledge Agent”) on behalf of the Pledgees set forth on Schedule A affixed hereto (each a “Pledgee” and collectively the “Pledgees”), and the Pledgees.

RECITALS

WHEREAS, concurrently herewith, the Company and the Pledgees are entering into a Securities Purchase Agreement in the form annexed hereto as Exhibit A (the “Purchase Agreement”), pursuant to which the Company is to issue to the Pledgees Convertible Promissory Notes in the aggregate principal amount of up to $500,000 (the “Notes”), in the denominations set forth on Schedule A affixed hereto (the “Offering”) (each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Purchase Agreement); and

WHEREAS, it is a condition precedent to the Pledgees making the loans represented by the Notes that the Pledgor shall have executed this Agreement and made the pledge in favor of the Pledgees of up to 500,000 shares of Common Stock (assuming all $500,000 in principal amount of Notes are sold in the Offering, or such lesser pro rata portion thereof if less than $500,000 in principal amount of Notes are sold in connection therewith) of the Company held by the Pledgor (as may be adjusted pursuant to Section 1(c) hereof) (the “Pledged Shares”); and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

1.           Pledge.  As collateral security for the due and punctual payment and performance by the Company of the Notes (all said obligations and all amounts payable hereunder hereinafter collectively called the “Obligations”), the Pledgor hereby collaterally pledges, hypothecates, assigns and grants to the Pledgees a security interest in the following (collectively, the “Pledged Collateral”):

(a)           the Pledged Shares, the certificates representing the Pledged Shares and the proceeds thereof, including, without limitation, all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b)           all securities hereafter delivered to the Pledge Agent in substitution for or in addition to any of the foregoing (pursuant to Section 5(b) of this Agreement), and all certificates and instruments representing or evidencing such securities and all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

(c)           Notwithstanding anything to the contrary set forth herein, upon a conversion by a Pledgee (the “Converting Pledgee”) of any amount outstanding under such Pledgee’s Note, pursuant to Section 2.1 thereof, a number of Pledged Shares shall be released by the Pledge Agent to the Pledgor (the “Released Shares”), calculated as follows:

A = B x C

where

A =           the number of Released Shares;

B =           the percentage that the converted amount of principal and accrued and unpaid interest in respect of the Pledgee’s Note represents to the aggregate outstanding principal and accrued and unpaid interest in respect of the Pledgee’s Note immediately prior to such conversion; and

C =           the aggregate number of Pledged Shares held by the Pledge Agent for the benefit of the Converting Pledgee immediately prior to such conversion.

Within two (2) Business Days of a Conversion Date (as defined in Section 2.1(c) of the Notes), the Company and the Converting Pledgee shall deliver a joint written instruction (in each case, a “Joint Instruction”) to the Pledge Agent instructing the Pledge Agent to deliver the Released Shares to the Pledgor.  The Pledge Agent agrees that upon receipt of the Joint Instruction executed by the Company and the Converting Pledgee and delivered in accordance with the terms set forth herein, the Pledge Agent will deliver the Released Shares to the Pledgor as soon as practicable.

2.           Pledge Absolute.  The Pledgor hereby agrees that this Agreement shall be binding upon the Pledgor and that the pledge of the Pledged Collateral hereunder shall be irrevocable and unconditional, irrespective of the validity, legality or enforceability of the Notes, or the Obligations, the absence of any action to enforce the same, or any waiver or consent by the Pledgees with respect to any provisions thereof.

3.           Representations and Warranties.

(a)           The Pledgor hereby represents and warrants as follows:

(i)           Authority. The Pledgor has full power, authority, capacity and legal right to enter into this Agreement, to pledge the Pledged Collateral pursuant hereto and to incur and perform the Obligations provided for herein.

(ii)           Binding Agreement. This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms.

(iii)           No Conflicts; Governmental Approvals. There is no statute, regulation, rule, order or judgment, and no provision of any mortgage, indenture, contract or agreement binding upon the Pledgor or affecting the Pledgor’s property, which would prohibit, conflict with, or in any way prevent the execution, delivery or performance of the terms of this Agreement and the pledge of the Pledged Collateral pursuant hereto.  The execution, delivery and performance by the Pledgor of the terms of this Agreement and the pledge of the Pledged Collateral pursuant hereto does not require any filing with, or the consent or approval of, any governmental agency or regulatory authority.

(iv)           Title to Pledged Collateral. When any item of Pledged Collateral is pledged hereunder, the Pledgor will be the owner of such item of Pledged Collateral free and clear of all liens, security interests, charges and encumbrances of every kind and nature (other than those created hereunder); each share of stock comprising such item of Pledged Collateral will be fully paid and non-assessable; the Pledgor will have legal title to such Pledged Collateral and the Pledgor will have good and lawful authority to pledge, assign and deliver such item of Pledged Collateral in the manner hereby contemplated; and no consent or approval of any governmental body or regulatory authority, or of any securities exchange, will be necessary to the validity of the rights created hereunder. All action has been taken by the Pledgor to create and perfect a security interest in the Pledged Collateral, and the Pledgees have, or will have upon delivery of the Pledged Collateral, acquired a first and prior perfected security interest therein.

(v)           Valid Consideration.  The Pledgor acknowledges, and represents, that he will realize significant benefits by granting the pledge of the Pledged Collateral hereunder, including in his capacity as a shareholder and officer of the Company.

4.           Appointment of Pledge Agent; Delivery of Pledged Shares.

(a)           The Pledgees hereby appoint Pledge Agent as the agent of the Pledgees.  The Pledge Agent hereby accepts such appointment, and agrees to perform its obligations set forth herein.

(b)           Within thirty (30) days after the execution of this Agreement, the Pledgor shall deliver to the Pledge Agent original stock certificates representing the Pledged Shares, together with a stock power signed in blank by the Pledgor, bearing a medallion signature guarantee, or other signature guarantee acceptable to the Company’s transfer agent, for the purpose of retaining physical possession of the certificates representing or evidencing the Pledged Shares.  The Pledge Agent shall hold the Pledged Shares on behalf of and as agent for the Pledgees.  Upon such delivery, the Pledge Agent will execute and deliver to the Pledgees a Receipt and Acknowledgment in the form attached hereto as Exhibit B.  The Pledgees may, from time to time after there shall have occurred and during the continuation of any Event of Default (as defined in Section 4.1 of the Notes), at the Pledgees’ sole discretion and without notice to or consent of the Pledgor, take any or all of the following actions: (a) transfer all or any part of the Pledged Shares into the names of their nominees, with or without disclosing that the Pledged Shares are subject to the lien and security interest hereunder; (b) take control of any proceeds of any of the Pledged Shares; (c) exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations for any purpose not inconsistent with its rights under this Agreement; and (d) direct the Pledge Agent to deliver possession of the Pledged Collateral in its possession to the Pledgees.

(c)           The Pledge Agent agrees that upon receipt of the written notice set forth as Exhibit C hereto (“Written Notice”), executed by the Pledgees and delivered in accordance with the terms set forth in Section 6(a) hereof, the Pledge Agent will deliver the Pledged Shares in its possession to the Pledgees.  The Pledge Agent will do so notwithstanding any direction or statement of the Pledgor to the contrary.  Subject to the terms and conditions set forth in Section 6 hereof, the Pledgees shall be entitled to receive allocations of the Pledged Shares, or the proceeds thereof, as the case may be, on a Pro Rata Basis.  For the purpose of this Agreement, “Pro Rata Basis” means such portion of the Pledged Shares equal to the product of (i) the aggregate number of Pledged Shares and (ii) the quotient of (x) the principal amount of a Pledgee’s Note held at the time Written Notice is delivered to the Pledge Agent, and (y) the aggregate principal amount of all of the Notes held by all Pledgees at the time Written Notice is delivered to the Pledge Agent.  Any distribution of Pledged Shares to a Pledgee hereunder shall also include a distribution to such Pledgee of its Pro Rata Share of any additional Pledged Collateral.

(d)           The Pledge Agent agrees that it will not release the Pledged Collateral in its possession to the Pledgor until and unless it has received written notice from the Pledgees of the payment or satisfaction in full of the Obligations, such written notice not be unreasonably withheld and to be promptly delivered.

5.           Voting Rights; Dividends; Replacement of Collateral, Etc.

(a)           So long as there shall not have occurred and be a continuing Event of Default (as defined in Section 4.1 of the Notes), the Pledgor shall be entitled to exercise any and all voting rights and powers relating or pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

(b)           So long as there shall not have occurred and be a continuing Event of Default (as defined in Section 4.1 of the Notes), the Pledgor shall receive and be entitled to retain any and all cash dividends, if any, paid on the Pledged Collateral.  Any and all stock and/or liquidating dividends, distributions in property, redemptions or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any issuer or received in exchange for Pledged Collateral or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which any issuer may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Pledged Collateral (either at maturity, upon acceleration or call for redemption, or otherwise), shall become part of the Pledged Collateral and, if received by the Pledgor, shall be held in trust for the benefit of the Pledgees and shall forthwith be delivered to the Pledge Agent (accompanied by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Pledgees’ instructions) to be held subject to the terms of this Agreement.

(c)           Upon the occurrence of an Event of Default (as defined in Section 4.1 of the Notes) and so long as such Event of Default shall be continuing, at the option of the Pledgees, (i) all rights of the Pledgor to exercise the voting rights and powers which the Pledgor is entitled to exercise pursuant to Section 5(a) hereof shall cease, and all such rights shall thereupon become vested in the Pledgees, and the Pledgees shall have the exclusive right and authority to exercise such voting and/or consensual rights and powers, on a Pro Rata Basis; and (ii) the Pledgees shall receive and be entitled to retain any and all cash dividends, if any, paid on the Pledged Collateral, on a Pro Rata Basis.  Any and all money and other property paid over to or received by the Pledgees pursuant to the provisions of Section 5(b) above shall be retained by the Pledgees as part of the Pledged Collateral and shall be applied in accordance with the provisions hereof.

6.            Remedies upon Events of Default.

(a)           During the continuation of an Event of Default (as defined in Section 4.1 of the Notes) then, in addition to having all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York (the “UCC”), the Pledgees may, without being required to give any notice to the Pledgor, take any or all of the following actions: (i) apply the cash (if any) then held by it hereunder pursuant hereto to the payment in full of the Obligations, (ii) deliver to the Pledge Agent the written notice  set forth in, and in the form of, Exhibit C hereto, take possession of the Pledged Collateral, and, at any time following the Pledgor’s written consent pursuant to Section 9-620 of the UCC, take ownership of such amount of the Pledged Collateral which represents an amount equal to the unsatisfied Obligations, on a Pro Rata Basis, and (iii) sell the Pledged Collateral as described below.

(b)           In the event that a Pledgee elects to sell such Pledgee’s share, on a Pro Rata Basis, of the Pledged Collateral, such Pledgee agrees to use reasonable efforts to sell only such number of shares thereof, the anticipated proceeds of which most nearly approximate the amount of the Obligations then owing to such Pledgee, on a Pro Rata Basis.  Without limiting the foregoing, but subject to the terms of paragraph (e) below, in the event that a Pledgee elects to sell the Pledged Collateral it receives pursuant to this Agreement, such Pledgee shall have the power and right in connection with any such sale, exercisable at its option and in its absolute discretion, to sell, assign, and deliver the whole or any part of the Pledged Collateral it receives pursuant to this Agreement at a private or public sale for cash, on credit or for future delivery and at such price as the Pledgee deems to be satisfactory.  Notice of any public sale shall be sufficient if it describes the Pledged Collateral to be sold in general terms, and is published at least once in any newspaper then being circulated in New York, New York not less than seven (7) days prior to the date of sale.  All requirements of reasonable notice under this Section 6 shall be met if such notice is mailed, postage prepaid at least ten (10) days before the time of such sale or disposition, to the Pledgor at his address hereinafter set forth in Section 11 hereof.  Each Pledgee may, in its sole descretion, postpone or adjourn any sale of the Pledged Collateral it receives pursuant to this Agreement from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale.

(c)           Because federal and state securities laws may restrict the methods of disposition of the Pledged Collateral which are readily available to the Pledgees, and specifically because a public sale thereof may be impossible or impracticable by reason of certain restrictions under the Securities Act of 1933, as amended, or under applicable Blue Sky or other state securities laws as now or hereafter in effect, the Pledgor agrees that the Pledgees may from time to time attempt to sell the Pledged Collateral by means of a private placement restricting the offering or sale to a limited number of prospective purchasers who meet suitability standards the Pledgees deem appropriate and who agree that they are purchasing for their own accounts for investment and not with a view to distribution, and the Pledgees’ acceptance of the highest offer obtained therefrom shall be deemed to be a commercially reasonable disposition of the Pledged Collateral; it being understood that the Pledgees are not obligated to accept the highest offer, and instead may accept the best offer in its commercially reasonable judgment, taking into account such things as the offeror’s ability to perform.  The Pledgees or their assigns may purchase all or any part of the Pledged Collateral and any purchaser thereof shall thereafter hold the same absolutely free from any right or claim of any kind.  To the fullest extent permitted by law, the Pledgees shall not be obligated to make any sale pursuant to notice (other than notice to the Pledgor in the manner described in the penultimate sentence of Section 6(b) hereof) and may, without notice or publication, adjourn any public or private sale by an adjournment at the time and place fixed for the sale, and such sale may be held at any time or place to which the same may be adjourned.  If any of the Pledged Collateral is sold by the Pledgees upon credit or for future delivery, the Pledgees shall not be liable for the failure of the purchaser to pay for the same and, in such event, the Pledgees may resell such Pledged Collateral and the Pledgor shall continue to be liable to the Pledgees for the full amount of the Obligations to the extent the Pledgees do not receive full and final payment in cash therefor.

(d)           Notwithstanding anything in this Agreement to the contrary, upon the occurrence of an Event of Default (as defined in Section 4.1 of the Notes) and so long as such Event of Default shall be continuing, any Pledgee may include in the written notice it delivers to the Pledge Agent pursuant to Section 4(c) hereof instructions that it will only take possession of such number of Pledged Shares at any time, which, together with the number of shares of Common Stock beneficially owned by such Pledgee and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted Note, and the unexercised or unconverted portion of any other securities of the Company (subject to a limitation on conversion or exercise analogous to the limitation contained herein)) would result in beneficial ownership by the Pledgee and its affiliates of not more than 4.9% of the outstanding shares of the Company’s Common Stock.  This notice shall not be deemed to be a waiver of the Pledgee’s right to receive additional Pledged Shares so long as such Event of Default shall be continuing.  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. This limitation may thereafter be waived by such Pledgee in its sole discretion; provided, however, such waiver may not be effective less than sixty-one (61) days from the date thereof.

(e)           Notwithstanding anything to the contrary contained in this Agreement, the Purchase Agreement, or any document, instrument or agreement executed or delivered in connection herewith or therewith, with respect to the proceeds arising from any sale, transfer, assignment or other disposition of the Pledged Collateral by or for the benefit of a Pledgee pursuant to such Pledgee’s exercise of rights and remedies in accordance with the terms of this Section 6, such proceeds shall be applied as follows:

first to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys fees) of such Pledgee in connection with the enforcement of the rights and remedies of such Pledgee under this Agreement;

second to the payment of the Obligations consisting of accrued interest owing to such Pledgee, on a Pro Rata Basis;

third to the payment of the Obligations consisting of principal owing to such Pledgee, on a Pro Rata Basis; and

finally to the payment to the Pledgor of the surplus, if any, of such proceeds.

For avoidance of doubt, in no event may such Pledgee retain, or be entitled to retain, for its own account or use, any such proceeds except in accordance with and to the extent set forth in the payment distribution described above in this Section 6(e).

7.           Pledgees Appointed Attorney-in-Fact. During the continuation of an Event of Default (as defined in Section 4.1 of the Notes), the Pledgor hereby appoints the Pledgees as the Pledgor's attorneys-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Pledgees may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Pledgees shall have the right and power to receive, endorse and collect all checks and other orders for the payment or other distribution payable or distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

8.           Limitation on Pledgees’ Duty with Respect to Collateral. The Pledgees shall have no duty with respect to the Pledged Collateral in their possession or control or in the possession or control of the Pledge Agent, or with respect to any income thereon or to the preservation of rights pertaining thereto, other than the duty of reasonable care in the custody and preservation of the Pledged Collateral in the Pledge Agent’s possession or control.  A Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession or control if the Pledged Collateral is accorded treatment substantially equivalent to that which such Pledgee accords its own property consisting of securities.

9.           No Waiver. No failure on the part of a Pledgee to exercise, and not delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy by a Pledgee preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  Whether to waive any right, power or remedy hereunder shall be determined in each Pledgee’s sole discretion.  All remedies hereunder are cumulative and not exclusive of any other remedies provided by law.

10.         Termination. This Agreement shall terminate when all amounts payable under the Notes have been paid and/or converted in full (pursuant to the terms and conditions of the Notes) at which time the Pledgees shall reassign and redeliver to the Pledgor, without recourse or warranty (other than a warranty that the Pledgees have not assigned or transferred the Pledged Collateral so reassigned and redelivered or its respective security interests therein), and at the sole cost and expense of the Pledgor, against receipt, such of the Pledged Collateral (if any) as shall not have been sold or transferred to satisfy all or any portion of the Obligations pursuant to the terms hereof and is then still held by it hereunder, together with appropriate instruments for reassignment and release.

11.         Addresses for Notices, Etc. Any notice, election, demand or other communication hereunder shall be in a signed writing and shall be deemed given or made when actually received by personal delivery or by facsimile transmission followed immediately by First Class mail, or two business days following the date when mailed by certified mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses:

If to the Pledgor:

Mr. Yang Yong Shan
c/o Emerald Dairy Inc.
11990 Market Street, Suite 205
Reston, VA 20190
Fax:  (678) 868-0633

If to a Pledgee:

To the addresses set forth on Schedule A attached hereto

If to the Pledge Agent, to:

Legend Merchant Group, Inc.
    201 Mission Street, 2nd Floor
San Francisco, CA 94105
Attn.: D.W. Unsworth, Jr.
Fax: 415 957 9455

If to the Company, to:

Emerald Dairy Inc.
11990 Market Street, Suite 205
Reston, VA 20190
Attn.: Shu Kaneko, Chief Financial Officer
Fax:  (678) 868-0633

With a copy to:

Blank Rome LLP
405 Lexington Ave.
New York, NY 10174
Attn: Jeffrey A. Rinde, Esq.
Fax: (917) 332-3009

or, in each case, to such other address as the parties may hereinafter designate by like notice.

12.         Indemnity and Expenses. The Pledgor agrees to and hereby indemnifies the Pledgees from and against any and all claims, damages, losses, liabilities and expenses arising out of, or in connection with, or resulting from, this Agreement (including, without limitation, enforcement of this Agreement), including reasonable attorney’s fees and expenses.  The Pledgor will be responsible for paying all fees and expenses of the Pledge Agent.

13.         Further Assurances. The Pledgor agrees to do such further reasonable acts and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Pledgees may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Pledged Collateral or any part thereof or in order to better assure and confirm unto the Pledgees their rights, powers and remedies hereunder.

14.         Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, successors and assigns, except that the Pledgor shall not assign this Agreement or any interest herein, or in the Pledged Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Pledged Collateral, or any part thereof, or any cash or property held by the Pledgees as Pledged Collateral under this Agreement, without the prior written consent of the Pledgees.

15.         Governing Law; Amendments.         This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of laws rules.  No provision of this Agreement may be amended, waived or modified, nor may any of the Pledged Collateral be released, unless specifically provided for herein, except in a writing signed by the Pledgees.

16.         Expenses. The Pledgor hereby agrees to pay on demand all costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) incurred by the Pledgees in connection with the enforcement of the Pledgees’ rights under this Agreement and the safekeeping of any realization upon the Pledged Collateral.

17.         Submission to Jurisdiction.

(a)           The Pledgor hereby irrevocably submits to the nonexclusive jurisdiction of any federal or state court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement, and the Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.  The Pledgor irrevocably consents to the service of any and all process in any such action by proceeding by the mailing via registered or certified mail of copies of such process to the Pledgor at his address specified herein.

(b)           The Pledgor hereby irrevocably waives any objection which he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

(c)           Notwithstanding the foregoing, the Pledgees may sue the Pledgor in any jurisdiction where the Pledgor or any of his assets may be found and may serve legal process upon the Pledgor in any other manner permitted by law.

19.         Headings. Section headings used herein are for convenience only and shall not affect the construction of this Agreement.

20.         Execution of Counterparts. This Agreement may be executed in any number of copies and by different parties on separate counterparts, all of which when taken together shall constitute but one and the same agreement.

[The remainder of this page is left blank intentionally. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PLEDGOR:	PLEDGE AGENT:

LEGEND MERCHANT GROUP, INC.

Yang Yong Shan
By:
Name:
PLEDGEES:	Title:

COMPANY:

By:	EMERALD DAIRY INC.
Name:
Title:
By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Schedule A

Pledgees

Principal Amount
Name and Address and Fax Number	of Note

TOTAL:

EXHIBIT A

Form of Securities Purchase Agreement

EXHIBIT B

 (Form of Pledge Agent’s Receipt and Acknowledgement)

[date]

Mr. Yang Yong Shan	Emerald Dairy Inc.
c/o Emerald Dairy Inc.	11990 Market Street, Suite 205
11990 Market Street, Suite 205	Reston, VA 20190
Reston, VA 20190	Attn.: Shu Kaneko, Chief Financial Officer

Pledgee:

Attention:

Re:
Pledge Agreement, dated __________ __, 2011, by and among Yang Yong Shan, a resident of the People’s Republic of China (the “Pledgor”), __________________, as Pledge Agent (the “Pledge Agent”) on behalf of __________________ (the “Pledgees”), and the Pledgees.

Ladies and Gentlemen:

In accordance with Section 4 of the Pledge Agreement, the undersigned, as Pledge Agent, hereby acknowledges that it has received the Pledged Collateral in the form of certificates representing or evidencing the Pledged Collateral.  The Pledge Agent will retain physical possession of the certificates described below on behalf of and as agent for the Pledgees in accordance with the terms of the Pledge Agreement.

Certificate Nos. [                     ]

Capitalized words and phrases used herein and not otherwise defined shall have the respective meanings assigned to them in the Pledge Agreement.

,
as Pledge Agent

By:
Name:
Title:

EXHIBIT C

 (Form of Written Notice to Pledge Agent)

[date]

Pledge Agent:

Re:	Pledged Collateral – Certificate Nos. [ ]

Dear ____________,

Reference is made to the Pledge Agreement dated __________ __, 2011, by and among Yang Yong Shan, a resident of the People’s Republic of China (the “Pledgor”), __________________, as Pledge Agent (the “Pledge Agent”) on behalf of ______________________ (the “Pledgees”), and the Pledgees, concerning the Pledged Collateral described above.  Please be advised that an Event of Default (as defined in the Pledge Agreement) has occurred and is continuing.

Accordingly, pursuant to the terms contained in Section 4(c) of the Pledge Agreement, this letter shall serve as the written notice described in such Section, and delivered in accordance with Section 6(a) of the Pledge Agreement.  You are hereby instructed to deliver the Pledged Collateral to the Pledgees at the addresses set forth below:

[addresses]

[Pledgees]

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title: